SECOND AMENDMENT TO LOAN AGREEMENT
          THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of December 18, 2009, by and between COMMUNITY SHORES BANK CORPORATION, a Michigan corporation, 1030 West Norton Avenue, Muskegon, Michigan 49441 (“Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation, 111 Lyon N.W., Grand Rapids, Michigan 49503 (“Lender”).
          Borrower and Lender are parties to a Loan Agreement dated September 7, 2007, as amended by an Amendment to Loan Agreement dated September 16, 2008 (“Agreement”). They want to further amend the Agreement.
          Borrower and Lender agree as follows:
          1. Each capitalized term that this Second Amendment uses but does not define has the meaning that the Agreement gives it.
          2. Section 1 of the Agreement is amended, effective immediately, by deleting each of the following definitions:
•	Revolving Credit Commitment

•	Revolving Credit Loans

•	Revolving Credit Note
          3. Section 1 of the Agreement is amended, effective immediately, by changing each of the following definitions to read as follows:
          “Loan” means any loan that Lender makes or has made to Borrower under this Agreement.
          “Loan Document” means this Agreement and every other promissory note that Borrower has given or in the future gives to Lender, each renewal, extension, and replacement of the note, each Rate Management Agreement and every other agreement, instrument and document that has been or in the future is signed or delivered in connection with this Agreement or in connection with any Lender Indebtedness.
          “Note” means each promissory note that Borrower has signed or in the future signs and that now or in the future evidences any Lender Indebtedness, including any renewals, extensions or modifications.
          4. Section 1 of the Agreement is amended by adding the following definitions:
          “Act” has the meaning specified in Section 6.2 of this Agreement.

          “Subordinated Indebtedness” means, at any time, all Indebtedness that Borrower owes to any Person or Persons to the extent that its repayment is subordinated to payment of the Lender Indebtedness in form and manner satisfactory to Lender.
          5. Section 3 of the Loan Agreement is amended in its entirety, effective immediately, to read as follows:
     3.1 Pursuant to this Agreement, Bank has extended to Borrower a loan in the principal amount of $5,000,000 (“Loan”). The Loan shall be evidenced by and payable with interest in accordance with the terms of the promissory note in the form attached to this Agreement as Schedule 3.1, which Borrower shall sign and deliver to Lender.
     3.2 Notwithstanding Section 3.1 of this Agreement and the provisions of the Note regarding the interest rate borne by the Loan, if the Bank at any time ceases using Lender as Bank’s primary correspondent institution, then each interest rate specified in the Note shall automatically increase by 1.5% (150 basis points).
          6. Section 6 of the Loan Agreement is amended in its entirely, effective immediately, to read as follows:
     6.1 Borrower shall not, during any of its fiscal years, use the proceeds of Loans for the purpose of paying dividends of more than $500,000 during that year.
     6.2 Borrower shall cause Bank, as of the last day of each December, March, June and September, to be “well-capitalized,” as that term is defined in regulations of the FDIC issued under the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“Act”).
     6.3 As of the last day of each December, March, June and September, Borrower shall have adequate capital, on a consolidated basis, in compliance with applicable regulations and guidelines of the Federal Reserve Board.
     6.4 Borrower shall cause Bank’s ratio of Non-Performing Loans to total loans to not exceed 6.25% on March 31, 2010, 6.00% on June 30, 2010, or 5.75% on September 30, 2010, calculated in accordance with GAAP. “Non-Performing Loans” means (1) the sum of all non-accrual loans and (2) loans on which any payment is ninety or more days past due, calculated in accordance with GAAP.
     6.5 Borrower shall cause the Bank’s ratio of Non-Performing Assets to total assets to not exceed 8.25% on March 31, 2010, 8.00% on June 30, 2010, or 7.75% on September 30, 2010, calculated in accordance with GAAP. “Non-Performing Assets” means the sum of Bank’s Non-Performing Loans and the fair market value of Borrower’s “other real estate owned,” calculated in accordance with GAAP.
     6.6 Borrower shall either (1), as of the last day of each September, December, March and June, maintain on hand cash in an amount that is no less than the amount of interest that Borrower will be required to pay to Lender during the succeeding calendar quarter or (2) cause Bank, as of the last day of each September, December, March and June, to be legally and financially able to pay dividends to Borrower in a total amount that is no less than the interest that Borrower will be required to pay to Lender during the succeeding calendar quarter.
     6.7 Borrower’s return on average assets, as calculated in accordance with GAAP, for its quarter ending June 10, 2010, shall be at least .20% (two tenths of one percent) (20 basis points).
          7. Section 7 of the Agreement is deleted in its entirety, effective immediately.
          8. Section 8 of the Agreement is amended in its entirety, effective immediately, to read as follows:
     8.1 Each of the following is an “Event of Default” under this Agreement:
     A. If Borrower defaults in the payment of the principal or interest of any Loan or if Borrower defaults in the payment of principal or interest of any other Lender Indebtedness, when and as it is due and payable, whether by acceleration or otherwise.
     B. If Borrower fails to perform any of its other obligations under, or to comply with any of the terms, conditions and covenants that are contained in, this Agreement, a Rate Management Agreement or any other Loan Document or other agreement, document or instrument that Borrower or any third party has given or in the future gives to Lender to secure any Lender Indebtedness or if there occurs any other event of default as defined in any Loan Document or in any such other agreement, instrument or document, and such default continues for a period of 30 days after notice from Lender, except that such notice shall not be required, and Borrower shall have no cure rights, with respect of any default under any of Sections 5, 6, or 7 of this Agreement or any default that is not capable of being cured.
     C. If Borrower defaults in the payment of any Indebtedness that Borrower at any time owes to any other Person and such default entitles that Person to accelerate repayment of the Indebtedness.
     D. If any warranty or representation that Borrower makes in this Agreement or any statement, warranty or representation that Borrower or any third party has made or in the future makes in any other Loan Document, certificate, report or other document, instrument or agreement that is delivered under this Agreement or in connection with any Lender Indebtedness is false or inaccurate in any material respect when made.
     E. If any guaranty that now or in the future secures payment of all or any part of the Lender Indebtedness is terminated or limited for any reason without the written consent of Lender.
     F. If a Change in Control occurs.
     G. If any publicly announced, formal, administrative action is taken with respect to Bank or Borrower under Section 8 of the Act or any other state or federal law or regulation.
     H. If Borrower or Bank (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) is generally unable to pay its debts as they become due, (3) makes a general assignment for the benefit of its creditors, (4) starts a voluntary case under the federal Bankruptcy Code (as now or in the future in effect), (5) files a petition that seeks to take advantage of any other law that provides for the relief of debtors, (6) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition that is filed against Borrower or Bank in any involuntary case under the Bankruptcy Code or (7) takes any action for the purpose of effecting any of the foregoing.
     I. If a proceeding or case is started in any court of competent jurisdiction and is not dismissed within 60 days, seeking (1) the liquidation, reorganization, dissolution, winding up or composition or readjustment of Borrower or Bank or the assets of either or the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or Bank or of all or any substantial part of the assets of either or (2) similar relief in respect of Borrower or Bank under any law that provides for the relief of debtors; or if an order for relief against Borrower or Bank is entered in an involuntary case under the Bankruptcy Code.

     8.2 If an Event of Default that is described in any of subsections 8.1A through .81F above occurs, then, at the option of Lender, then all or any part of the unpaid principal balance of and accrued interest on all Lender Indebtedness shall become immediately due and payable, without presentment, demand or notice of any kind, all of which Borrower waives.
     8.3 If an Event of Default that is described in any of subsections 8.1G, 8.1H or 8.1I above occurs, then the entire unpaid principal balance of and accrued interest on all outstanding Lender Indebtedness shall automatically become due and payable without presentment, demand or notice of any kind, all of which Borrower waives.
          9. The parties agree that as of December 18, 2009, the unpaid principal balance of the Loan is $5,000,000 and that unpaid interest accrued as of that date is $10,034.73.
          10. Pursuant to Section 3.1 of the Agreement, as amended by this Second Amendment, simultaneously with the execution and delivery of this Second Amendment, Borrower shall execute and deliver to Lender a promissory note in the form attached to this Second Amendment as Schedule 3.1. That promissory note is the form of promissory note referred to in Section 3.1 of the Agreement, as amended by this Second Amendment.
          11. Borrower executed and delivered to Lender a Pledge Agreement dated as of September 16, 2008, under which Borrower granted to Lender a security interest in all shares of the capital stock of Bank, to secure all indebtedness and obligations that Borrower now and in the future owes to Lender. That Pledge Agreement remains in full force and effect.
          12. Borrower represents and warrants to Lender that (a) Borrower owns all of the issued and outstanding shares of the capital stock of Bank and (b) Borrower is not obligated to any Person, including, without limitation, Bank, on or with respect to any Indebtedness other than Lender Indebtedness and Subordinated Indebtedness in the amount of $4,500,000.
          13. Simultaneously with the execution and delivery of this Second Amendment, Borrower shall pay to Lender a processing fee in the amount of $500.
          14. Section 10 of the Agreement is amended, effective immediately, by adding a new subsection 10.11 reading as follows:
     10.11 Lender does not have an obligation to waive or modify any covenant or other provision of this Agreement. It is, however, Lender’s current intention that if it does agree to waive a covenant of this Agreement, then a condition of the effectiveness of the waiver shall be Borrower’s payment to Lender of a fee in the amount of $500.
          15. Borrower represents and warrants to Lender that an Event of Default has not occurred.

          16. Except as expressly amended by this Second Amendment, all of the provisions of the Agreement are ratified and confirmed.
          Borrower and Lender have signed this Second Amendment as of the date stated above.

COMMUNITY SHORES BANK CORPORATION
By	/s/ Heather D. Brolick
Heather D. Brolick
Its President and Chief Executive Officer

And by	/s/ Tracey A. Welsh
Tracey A. Welsh
Its Chief Financial Officer

FIFTH THIRD BANK
By	/s/ Dennis Schichtel

Its Vice President

SCHEDULE 3.1
PROMISSORY NOTE

$5,000,000	Grand Rapids, Michigan December ___, 2009
          FOR VALUE RECEIVED, the undersigned COMMUNITY SHORES BANK CORPORATION, a Michigan corporation of Muskegon, Michigan (“Borrower”), promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), at Lender’s office in Grand Rapids, Michigan, or at any other place that the holder of this Note designates in writing, the sum of Five Million Dollars ($5,000,000), together with interest (computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed) on the unpaid balance at an annual rate equal to the Index Rate plus 2.75% (275 basis points) until maturity and after maturity at an annual rate equal to the Index Rate plus 4.75% (475 basis points), subject to Section 3 of the Loan Agreement (as defined below). Any change in the interest rate on this Note that is occasioned by a change in the Index Rate shall be effective on the day of the change in the Index Rate.
          “Index Rate” means the interest rate that Lender designates from time to time as its “prime” interest rate. Borrower acknowledges that the rate that Lender designates as its “prime” interest rate at any given time is not the lowest rate of interest that is available to Lender’s commercial customers at that time.
          The interest on this Note shall be payable quarterly in arrears beginning December, 31, 2009, and continuing on the last business day of each succeeding March, June, September and December until the principal is paid in full. The principal of this Note shall be payable in full on January 3, 2011.
          Borrower may at any time prepay all or part of the principal of this Note, without penalty or premium.
          If Borrower does not make a payment of interest within ten days after it is due, then Borrower shall immediately pay to Lender a late charge in an amount equal to the greater of Fifty Dollars ($50) or 1/10 of 1% of the unpaid principal balance of this Note on the date the late charge is assessed. This is in addition to Lender’s other rights and remedies for default in payment of interest when due.
          This Note evidences Borrower’s indebtedness to Lender by reason of a loan made under Section 3 of the Loan Agreement dated September 7, 2007, between Borrower and Lender, as amended by an Amendment to Loan Agreement dated as of September 16, 2008 (“Loan Agreement”). Lender’s records shall be prima facie evidence of the Loan Agreement and prepayments and of the indebtedness outstanding under this Note at any time. The holder of this

Note shall have all of the rights and powers set forth in the Loan Agreement as though they were fully set forth in this Note. Reference is made to the Loan Agreement for a statement of the conditions under which the principal of this Note and accrued interest may become immediately due and payable without demand.
          In this Note, “maturity” means the time when the entire remaining unpaid principal balance of this Note is or becomes immediately due and payable.
          Except as otherwise provided in the Loan Agreement, the undersigned waives protest, presentment, demand and notice of nonpayment.

COMMUNITY SHORES BANK CORPORATION
By
Heather D. Brolick
Its President and Chief Executive Officer

And by
Tracey A. Welsh
Its Chief Financial Officer

ATTEST:

John M. Clark
Its Secretary

PROMISSORY NOTE

Grand Rapids, Michigan
$5,000,000	December 18, 2009
          FOR VALUE RECEIVED, the undersigned COMMUNITY SHORES BANK CORPORATION, a Michigan corporation of Muskegon, Michigan (“Borrower”), promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), at Lender’s office in Grand Rapids, Michigan, or at any other place that the holder of this Note designates in writing, the sum of Five Million Dollars ($5,000,000), together with interest (computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed) on the unpaid balance at an annual rate equal to the Index Rate plus 2.75% (275 basis points) until maturity and after maturity at an annual rate equal to the Index Rate plus 4.75% (475 basis points), subject to Section 3 of the Loan Agreement (as defined below). Any change in the interest rate on this Note that is occasioned by a change in the Index Rate shall be effective on the day of the change in the Index Rate.
          “Index Rate” means the interest rate that Lender designates from time to time as its “prime” interest rate. Borrower acknowledges that the rate that Lender designates as its “prime” interest rate at any given time is not the lowest rate of interest that is available to Lender’s commercial customers at that time.
          The interest on this Note shall be payable quarterly in arrears beginning December, 31, 2009, and continuing on the last business day of each succeeding March, June, September and December until the principal is paid in full. The principal of this Note shall be payable in full on January 3, 2011.
          Borrower may at any time prepay all or part of the principal of this Note, without penalty or premium.
          If Borrower does not make a payment of interest within ten days after it is due, then Borrower shall immediately pay to Lender a late charge in an amount equal to the greater of Fifty Dollars ($50) or 1/10 of 1% of the unpaid principal balance of this Note on the date the late charge is assessed. This is in addition to Lender’s other rights and remedies for default in payment of interest when due.
          This Note evidences Borrower’s indebtedness to Lender by reason of a loan made under Section 3 of the Loan Agreement dated September 7, 2007, between Borrower and Lender, as amended by an Amendment to Loan Agreement dated as of September 16, 2008 (“Loan Agreement”). Lender’s records shall be prima facie evidence of the Loan Agreement and prepayments and of the indebtedness outstanding under this Note at any time. The holder of this Note shall have all of the rights and powers set forth in the Loan Agreement as though they were fully set forth in this Note. Reference is made to the Loan Agreement for a statement of the conditions under which the principal of this Note and accrued interest may become immediately due and payable without demand.
          In this Note, “maturity” means the time when the entire remaining unpaid principal balance of this Note is or becomes immediately due and payable.
          Except as otherwise provided in the Loan Agreement, the undersigned waives protest, presentment, demand and notice of nonpayment.

COMMUNITY SHORES BANK CORPORATION
By	/s/ Heather D. Brolick
Heather D. Brolick
Its President and Chief Executive Officer

And by	/s/ Tracey A. Welsh
Tracey A. Welsh
Its Chief Financial Officer

ATTEST:
/s/ John M. Clark
John M. Clark
Its Secretary

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